EXHIBIT 11

                            SYNOVUS FINANCIAL CORP.

                           COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                     (In thousands, except per share data)
                                  (Unaudited)

                        Three Months Ended September 30, 2000   Three Months Ended September 30, 1999
                        -------------------------------------   --------------------------------------
                           Net       Average    Net Income         Net       Average    Net Income
                          Income      Shares     per Share        Income      Shares    Per Share
                        ----------   --------   -------------   ----------   ---------  --------------
EPS - Basic           $    64,731     284,149   $     0.23    $    58,005     279,694   $    0.21


Effect of dilutive
   options                             3,243                                   3,112
                        ----------   --------                   ----------   ---------


EPS - Diluted         $    64,731     287,392   $     0.23    $    58,005     282,806   $    0.21
                        ==========   ========   =============   ==========   =========  ==============



                        Nine Months Ended September 30, 2000    Nine Months Ended September 30, 1999
                       -------------------------------------    -------------------------------------
                           Net       Average    Net Income         Net       Average    Net Income
                          Income      Shares     Per Share        Income      Shares    Per Share
                        ----------   --------   -------------   ----------   ---------  --------------


EPS - Basic           $   187,875     283,260   $     0.66    $   162,051     279,381   $    0.58


Effect of dilutive
   options                              3,059                                   3,289
                        ----------   --------                   ----------   ---------


EPS - Diluted         $   187,875     286,319   $     0.66    $   162,051     282,670   $    0.57
                        ==========   ========   =============   ==========   =========  ==============
